SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) March 24, 1995

                        Audits & Surveys Worldwide, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State of Other Jurisdiction of Incorporation)

        1-7675                                   57-0486003
------------------------            -----------------------------------
(Commission File Number)            (I.R.S. Employer Identification No.)

                 650 Avenue of the Americas, New York, NY 10011
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              (Address of Principal Executive Offices) (Zip Code)

                                  212 627-9700
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              (Registrant's Telephone Number, Including Area Code)

         The Triangle Corporation/62 Southfield Ave/Stamford, CT 06902
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         (Former Name or Former Address, if Changed Since Last Report)


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                                      -2-

Item 1.  Changes in Control of Registrant.

     Pursuant to the consummation of the Merger (as defined and discussed in Item 2 below, which discussion is incorporated into this Item 1 by this reference), on March 24, 1995, a change in control of the Registrant occurred. Prior to the consummation of the Merger, the following parties (other than H. Arthur Bellows, Jr. whose beneficial ownership is disclosed in the immediately following table) owned beneficially more than 5% of the outstanding common stock of Triangle (as defined in Item 2 below) as of March 1, 1995:

Name and Address                     No. of     Percent
of Beneficial Owner                  Shares     of Class
-------------------                 -------     --------
Rothenberger Group .............    351,841      13.43%
c/o Helmut Rothenberger
Industriestrasse 7
D-6233 Kelkheim, GERMANY

Marvin C. Schwartz .............    193,700       7.40%
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

Dimensional Fund Advisors, Inc .    157,537(1)    6.02%
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

--------------------

(1) Triangle has been advised by Dimensional Fund Advisors, Inc. ("Dimensional") that Dimensional is a registered investment advisor and is deemed to have beneficial ownership of 157,537 shares of Triangle's common stock as of January 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                              --------------------

     The following table sets forth, as of February 28, 1995, the number of shares of Triangle's outstanding common stock beneficially owned by each of the directors and named executive officers of Triangle immediately prior to the Merger, individually, and by all such directors and executive officers as a group without naming them.


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                                      -3-

Name and Address                                        No. of        Percent
of Beneficial Owner                                Shares Owned(1)    of Class
-------------------                                ---------------    ---------
H. Arthur Bellows, Jr ......................         674,153(2)         25.45%
Charles E. Bradley .........................          16,714(3)         *
Thomas P.  Howes ...........................           9,108            *
William A. Zebedee .........................           7,837            *
Alan J. Ritter .............................           8,470(3)         *

All Directors and executive officers
  as a group (5 persons) ...................         716,282(2)(3)      26.81%

--------------------

*    Represents less than 1% of the class.

(1)  Includes currently exercisable options to purchase common stock as follows:
     Mr. Bellows - 30,250; Mr. Bradley - 8,745; Mr. Howes - 5,115; Mr. Zebedee - 6,930; Mr. Ritter - 1,210; all Directors and executive officers as a group
     - 52,250.

(2) Includes 76,200 shares owned by Mr. Bellows' wife and children, as to which shares Mr. Bellows disclaims beneficial ownership.

(3) Includes 2,656 shares owned by Mr. Bradley's wife and 7,260 shares owned by the children of Mr. Ritter, as to which shares such director and such officer disclaim beneficial ownership.

                              --------------------

     The following table sets forth certain information regarding the ownership of the Registrant's common stock as of the date hereof, giving effect to the Merger, for: (a) each shareholder of A&S (as defined in Item 2 below) who became the beneficial owner of at least 5% of the Registrant's common stock by virtue of the Merger; (b) each stockholder of Triangle who is the beneficial owner of at least 5% of the Registrant's common stock subsequent to the consummation of the Merger; (c) each executive officer and director of the Registrant subsequent to the Merger; and (d) all such executive officers and directors as a group:

                                    Number of Registrant's
Name of                               Shares Beneficially          Percentage
Beneficial Owner                            Owned                   of Total
----------------                    ----------------------         ----------
Solomon Dutka(1) ................      5,689,444(2)                   43.45%
Carl Ravitch(1) .................      1,526,713                      11.66%
Estate of Irving Roshwalb .......        813,664                       6.21%
H. Arthur Bellows, Jr.(1) .......        643,903                       4.91%


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                                      -4-


                                    Number of Registrant's
Name of                               Shares Beneficially          Percentage
Beneficial Owner                            Owned                   of Total
----------------                    ----------------------         ----------
Anthony Timiraos(1) ...............      479,980                       3.67%
Charles E. Bradley(3) .............        7,969                          *
William A. Zebedee(3) .............          907                          *
Sol Young(3) ......................            0                          *
William Newman(3) .................            0                          *
Robert C. Miller(3) ...............            0                          *
Matthew Goldstein(3) ..............            0                          *
Ira C. Herbert(3) .................            0                          *

All executive officers and
  directors of the Registrant
  after the consummation of
  the Merger (11 persons) .......      8,348,916                      63.76%

--------------------

(1)  Executive Officer and Director.

(2) Includes an aggregate of 844,539 shares of the Registrant's common stock held in three trusts for the benefit of Dr. Dutka's family, as to which shares Dr. Dutka disclaims beneficial ownership.

(3)  Director.

*    Represents less than 1% of class.

                              --------------------
Therefore, the consummation of the Merger resulted in a change in control of the Registrant from the Registrant's pre-Merger shareholders to Mr. Solomon Dutka and the other shareholders of A&S.

     Prior to the consummation of the Merger, H. Arthur Bellows, Jr., the Chairman, President, Chief Executive Officer and a director of Triangle, was party to an employment agreement with Triangle containing severance arrangements which, by virtue of prior events, entitled Mr. Bellows, at any time prior to the termination of such agreement, at his sole and absolute discretion, to terminate said employment agreement and to receive from Triangle a lump sum payment of $915,000, equal to three times Mr. Bellows's annual salary of $305,000, plus a continuation of all insurance coverages for three years from the date of such termination. It was estimated that such insurance benefits would cost Triangle approximately $75,000, making the total cost to Triangle of Mr. Bellows's election to terminate his employment contract approximately $990,000. Upon the consummation of the Merger (the "Effective Time"), (i) in lieu of receiving the approximately $990,000 of severance payments to which he was entitled, Mr. Bellows allowed Triangle to terminate his existing employment


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                                      -5-

agreement and, in full satisfaction of the $990,000 obligation, pay Mr. Bellows only $545,000 in cash, (ii) Mr. Bellows used a portion of this amount to repay Triangle the $145,000 that Mr. Bellows had theretofore borrowed from Triangle,
(iii) Mr. Bellows additionally waived his right to receive supplemental retirement benefits that Triangle had already agreed to provide him (the present value of the cost thereof to Triangle would have been approximately $125,000), and (iv) Mr. Bellows entered into the new employment agreement described in the immediately following paragraph and the Stockholders Agreement described below (pursuant to which Mr. Bellows would agree, subject to certain exceptions, not to sell any of his shares of the Registrant's common stock for two years).

     At the Effective Time, Mr. Bellows entered into a new employment agreement with the Registrant whereby Mr. Bellows became employed as the Registrant's President and Chief Operating Officer, and as a director of the Registrant, for a three-year term commencing March 24, 1995. Pursuant to such agreement, Mr. Bellows will receive a salary of $300,000 in return for his services, as well as such bonuses as may be determined from time to time by the Board of Directors of the Registrant and such insurance, disability, health and medical benefits, and such other miscellaneous benefits, as the Registrant makes generally available to its executives. If, during the term of Mr. Bellows's employment agreement, the Registrant terminates his employment without cause, or if Mr. Bellows terminates his employment agreement for Good Reason (as such term is defined in Mr. Bellows's previous employment agreement), Mr. Bellows would be entitled to continue to receive a continuation of his salary and benefits for the longer of
(i) one full year or (ii) the remaining term of his employment agreement, subject to reduction by the amount of any compensation earned by Mr. Bellows during the one year period after the effective date of his termination by virtue of Mr. Bellows being hired on a full-time basis by another employer or by virtue of his being self-employed on a full-time basis. In addition, Mr. Bellows has agreed not to compete with the Registrant during the term of his employment agreement and for a period of one year thereafter, and not to solicit or induce any creditor, customer, client, supplier, officer, employee or agent of the Registrant or any of its subsidiaries or affiliates to sever his or its relationship with or leave the employ of any of such entities.

     At the Effective Time, the Registrant entered into employment agreements with Solomon Dutka, A&S's Chairman and Chief Executive Officer, Carl Ravitch, A&S's Executive Vice President and Chief Marketing Officer, and Anthony Timiraos, A&S's Executive Vice President, Chief Financial Officer, Secretary and Treasurer, pursuant to which each of such individuals will be retained as executive employees of the Registrant. The employment agreement with Dr. Dutka provides that Dr. Dutka will be employed for a five-year term at a salary of $350,000 per annum, as well as such bonuses as may be determined from time to time by the Board of

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                                      -6-

Directors of the Registrant, and such insurance, disability, health and medical benefits, and such other miscellaneous benefits, as the Registrant makes generally available to its executive employees. At any time after the third anniversary of the Effective Time, Dr. Dutka may elect to terminate his status as a full-time employee of the Registrant and become a consultant to the Registrant for the balance of the term of his employment agreement. In such event, Dr. Dutka would receive a consulting fee for his services in an amount equal to $175,000 per annum. The Registrant's employment agreements with Messrs. Ravitch and Timiraos will provide for such individuals to be employed for three-year terms at salaries of $250,000 and $195,000 per annum, respectively, as well as in each case such bonuses as may be determined from time to time by the Board of Directors of the Registrant and such insurance, disability, health and medical benefits, and such other miscellaneous benefits, as the Registrant generally makes available to its executive employees. Subject to certain limited exceptions, during the term of the employment agreements and for three years thereafter, Dr. Dutka and Messrs. Ravitch and Timiraos have agreed not to solicit or induce any creditor, customer, client, supplier, officer, employee or agent of the Registrant or any of its subsidiaries or affiliates to sever his or its relationship with, or leave the employ of such entities.

     Pursuant to the Merger Agreement, at the Effective Time the Registrant purchased and retired all 52,250 then-outstanding options to purchase the Registrant's common stock in return for cash consideration of $0.50 per option. All of such options were held by Triangle's directors and executive officers and had exercise prices ranging from a low of $7.14 per share to a high of $9.23 per share.

     Pursuant to the terms of a "Stockholders Agreement" entered into at the Effective Time by Mr. Bellows and each of A&S's shareholders, Mr. Bellows and each A&S shareholder agreed not to sell any of the Registrant's common stock during the period commencing at the Effective Time and continuing for two years thereafter, except for sales made by Dr. Dutka, the Estate of Irving Roshwalb and Mr. Bellows pursuant to the Registration Rights Agreement (as described in the immediately following paragraph), and except that such restrictions would terminate (except for the Estate of Irving Roshwalb) in the event that such shareholder's employment with the Registrant is terminated by the Registrant without cause or by virtue of the shareholder's death or disability (or, in the case of Mr. Bellows, for any reason whatsoever). The termination of the restrictions on sale of the Registrant's common stock set forth in the Stockholders Agreement would not, however, allow such shareholder to sell any shares of the Registrant's common stock without complying with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities and blue sky laws. The Stockholders Agreement also requires A&S's current shareholders to vote their


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                                      -7-

shares of the Registrant's common stock (i) for the election of Mr. Bellows to the Registrant's Board of Directors for so long as Mr. Bellows remains an employee of the Registrant, and (ii) at the Registrant's 1995 and 1996 Annual Meeting of Stockholders, for the election to the Registrant's Board of Directors of three nominees of Mr. Bellows (including Mr. Bellows pursuant to clause (i) above) or, if Mr. Bellows is deceased while the provisions of this clause remain operative, nominees of the directors previously nominated by Mr. Bellows.

     Dr. Dutka, Mr. Bellows and the Estate of Irving Roshwalb also entered into a "Registration Rights Agreement" pursuant to which Dr. Dutka will have the right to require the Registrant to effect one registration under the Securities Act for not less than 900,000 and not more than 3,250,000 shares of the Registrant's common stock. Until the second anniversary of the Effective Time or his earlier termination without cause, Dr. Dutka's registration rights will be limited to 20% of the shares of the Registrant's Common Stock owned by Dr. Dutka at the Effective Time. In the event of such a demand, Mr. Bellows and the Estate of Irving Roshwalb would have the right to "piggy-back" on this registration, subject to underwriters' cutbacks and, in the case of Mr. Bellows, that Mr. Bellows would only be able to include in such a registration up to 20% of the shares of the Registrant's common stock owned by him at the Effective Time until the second anniversary of the Merger or his earlier termination without cause.

Item 2. Acquisition or Disposition of Assets.

     On March 24, 1995, Audits and Surveys, Inc., a New York corporation ("A&S"), was merged with and into the Registrant, f/k/a The Triangle Corporation, a Delaware corporation ("Triangle"), such that Triangle was the surviving corporation of such merger (the "Merger") and the separate corporate existence of A&S was terminated. At the time of the Merger, the name of the Registrant was changed to "Audits & Surveys Worldwide, Inc."

     As a result of the consummation of the Merger, the Registrant acquired all of the assets and liabilities of A&S in return for the issuance to A&S's stockholders of 10,475,804 shares of the Registrant's common stock. The shares of the Registrant's common stock issued to A&S's stockholders at the time of the Merger constitute 80% of the Registrant's common stock now issued and outstanding, and the 2,618,951 shares of the Registrant's common stock which constituted all of the Registrant's issued and outstanding common stock prior to the consummation of the Merger now constitute 20% of the shares of the Registrant's common stock issued and outstanding. The Registrant did not pay any cash or other consideration, other than the issuance of its shares of common stock, to A&S's stockholders as consideration for the Merger.


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                                      -8-

     Prior to the consummation of the Merger, no material relationship existed between Triangle and its officers, directors or other affiliates and/or associates, on the one hand, and A&S and its officers, directors or other affiliates and/or associates, on the other. The number of shares of the Registrant's common stock received by the former stockholders of A&S as a result of the Merger was determined by arms-length bargaining. Each former shareholder of A&S received 1407.565 shares of the Registrant's common stock for each share of A&S's common stock theretofore owned by them.

     The assets acquired by Triangle pursuant to the Merger with A&S include (as of December 31, 1994) approximately $9.4 million of accounts receivable, $1.9 million of other current assets (principally prepaid expenses and deferred charges and cash and cash equivalents), $2.5 million of property, plant and equipment, and $2.6 million of other noncurrent assets. While, for accounting and financial reporting purposes, the Merger will be treated as a purchase, with A&S being deemed to be the acquiring party and Triangle being deemed to be the acquired party and no goodwill will be recorded on the Registrant's financial statements as a result of the Merger, to the extent that Triangle is viewed as the acquiror (which, as a matter of corporate and securities laws, is in fact the case) Triangle also acquired A&S's goodwill as an ongoing business concern. A&S used these assets to conduct an international marketing research business, providing clients with a broad selection of services and information used to assist in the development of marketing, advertising and investment strategies for their products and services. These marketing research services are provided to a wide variety of major commercial, industrial, institutional and academic organizations in over 60 countries. The Registrant intends to continue to use the assets acquired from A&S to conduct the business of A&S.

Item 4. Changes in Registrant's Certifying Accountant.

     On March 24, 1995, upon the consummation of the Merger and in connection therewith, Price Waterhouse LLP, formerly the independent accountants for the Registrant, was dismissed, and the certified public accounting and auditing firm of Deloitte & Touche LLP was retained as the Registrant's independent accounting and auditing firm for purposes of auditing the Registrant's financial statements.

     Price Waterhouse LLP was dismissed because it was determined that only one certified public accounting firm was necessary to represent the Registrant after the consummation of the Merger. Since Deloitte & Touche LLP had been A&S's independent accounting and auditing firm, and A&S's constituent business now represents the vast majority of the Registrant's business, it made more sense to retain Deloitte & Touche LLP. The reports of Price Waterhouse LLP on the Registrant's financial statements for each of the past

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                                      -9-

two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with their audits of the Registrants' financial statements for each of the two most recent fiscal years, Price Waterhouse LLP and the Registrant have not had any disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make a reference to the subject matter of the disagreements in their report. Price Waterhouse LLP has not performed any procedures with respect to interim periods after the most recent fiscal year end.

     The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 29, 1995, is filed as Exhibit 16 to this Form 8-K.

     The decision to change accountants upon the consummation of the Merger was approved by the Registrant's Board of Directors at the time that they approved the Merger. No separate audit committee approval was obtained.

Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired. It is impracticable for the Registrant to include herein the financial statements required by this Item 7(a) because Deloitte & Touche L.L.P. has not yet completed its audit with respect to A&S's year ended December 31, 1994. Such audited financial statements will be filed with the Commission as soon as practicable, but not later than 60 days after the date on which this Report on Form 8-K is required to be filed.

     (b) Pro forma financial information. It is impracticable for the Registrant to include herein the pro forma financial information required by this Item 7(b) until such time as the audit described in Item 7(a) above is completed. Such pro forma financial information will be filed on a Form 8 as soon as practicable, but not later than 60 days after the date on which this Report on Form 8-K is required to be filed.

     (c) Exhibits.

                                                                    Page Number or
Exhibit                                                             Incorporation by
Number               Description                                    Reference To
-------              -----------                                    ----------------
(2)(i)               Merger Agreement between The Triangle          Exhibit (2)(i) to Report on Form 10-Q for the
                     Corporation and Audits and Surveys, Inc.,      quarter ended September 30, 1994
                     dated as of August 11, 1994

(2)(ii)              Amendment No. 1, dated as of October 7,        Exhibit (2)(ii) to Report on Form 10-Q for the
                     1994, to the Merger Agreement between The      quarter ended September 30, 1994
                     Triangle Corporation and Audits and Surveys,
                     Inc.

(2)(iii)             Amendment No. 2, dated as of January 6,        Exhibit (2)(iii) to Report on Form 10-K for
                     1995, to the Merger Agreement between The      the year ended December 31, 1994
                     Triangle Corporation and Audits and Surveys,
                     Inc.

(2)(iv)              Amendment No. 3, dated as of January 31,       Exhibit (2)(iv) to Report on Form 10-K for the
                     1995, to the Merger Agreement between The      year ended December 31, 1994
                     Triangle Corporation and Audits and Surveys,
                     Inc.

(2)(v)               Amendment No. 4, dated as of February 8,       Exhibit (2)(v) to Report on Form 10-K for the
                     1995, to the Merger Agreement between The      year ended December 31, 1994
                     Triangle Corporation and Audits and Surveys,
                     Inc.

(16)                 Letter from Price Waterhouse LLP, the          Page 12
                     Registrant's independent accountants, dated
                     March 29, 1995, regarding their concurrence
                     or disagreement with the statements made by
                     the Registrant in Item 4 of this Form 8-K

(27)                 Financial Data Schedule                        To be filed by amendment


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                                      -11-


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Audits & Surveys Worldwide, Inc.
                                              (Registrant)

Date: March 30, 1995                  By:  /s/      H. ARTHUR BELLOWS, JR.
                                          ----------------------------------
                                              Name: H. Arthur Bellows, Jr.
                                             Title: President